UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN WATER WORKS COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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American Water Works Company, Inc., a Delaware corporation (“American Water”), is filing the following information with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies for American Water’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). On March 26, 2019, American Water filed a definitive proxy statement (the “2019 Proxy Statement”) and a definitive form of proxy card with the SEC in connection with the 2019 Annual Meeting.
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On Friday, May 3, 2019, American Water responded via email to a question posed by one of its institutional shareholders during a telephonic engagement call regarding Proposals 4 and 5 included in the 2019 Proxy Statement. On the call, the shareholder asked how much California-American Water Company ("Cal Am") spent in 2018 in connection with the Monterey, California condemnation action known as "Measure J." American Water provided via email an estimate of the amount spent by Cal Am in defending itself in this matter, which amount was approximately $2.7 million. For more information on this condemnation matter, please see American Water's Form 10-Q for the quarter ended March 31, 2019, as filed with the SEC on May 1, 2019.